UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2012

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, the Board of Directors (the "Board") of Hubbell Incorporated (the "Company") appointed Mr. David G. Nord to the position of President and Chief Executive Officer and as a director of the Company, effective January 1, 2013. Mr. Nord succeeds Mr. Timothy H. Powers, the Company’s current Chairman and Chief Executive Officer, as the Company’s Chief Executive Officer. Mr. Powers will continue to serve as Chairman of the Board. The Board also appointed Mr. Nord to the Finance Committee and Executive Committee of the Board, effective January 1, 2013.

Mr. Nord, age 54, has served as the Company’s President and Chief Operating Officer since June 6, 2012, and prior to that was the Senior Vice President and Chief Financial Officer since September 2005. Before joining the Company, Mr. Nord spent nearly 10 years at United Technologies holding several senior leadership positions, including Vice President-Finance and Chief Financial Officer at Hamilton Sunstrand Corporation, a United Technologies company. Prior to that, Mr. Nord held roles of increasing responsibility at The Pittston Company, a publicly-held multinational corporation, and Deloitte & Touche. He earned his bachelor’s degree in Accounting from the University of Hartford.

In connection with his appointment, Mr. Nord received the following compensation adjustments:

(i) Effective January 1, 2013, his base salary will be increased from $670,000 to $900,000, and his annual short-term incentive award target percentage will be increased from 85% to 100% of his base salary.

(ii) On December 4, 2012, he was granted 7,166 restricted shares of Class B Common Stock, 47,569 stock appreciation rights ("SARs"), and 8,634 performance shares pursuant to the terms of the 2005 Incentive Award Plan, as amended and restated. The base price of the SAR grant is $83.725 which represents the average of the high and low trading prices of the Company’s Class B Common Stock on the trading date immediately preceding the grant date. A SAR gives the holder the right to receive, once vested, the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the market value of a share of Class B Common Stock upon exercise. Generally, the restricted shares and SARs vest in one-third increments on the first three anniversaries of the grant date. The performance shares give Mr. Nord the ability to earn shares of the Company’s Class B Common Stock based upon the Company’s total shareholder return performance as compared to the S&P Mid-Cap 400 over the three-year period ending on December 31, 2015.

In addition, effective January 1, 2013, the Company amended Mr. Nord’s Change in Control Severance Agreement, dated December 31, 2010 (the "CIC Agreement"). Under the terms of the CIC Agreement, as in effect prior to this amendment, upon a qualifying termination (generally, a termination of employment by the Company without "Cause" or by Mr. Nord for "Good Reason" in connection with a "Change in Control"), Mr. Nord is eligible to receive (i) a lump-sum cash severance payment equal to 2.5 times the sum of his base salary at termination and average short-term incentive ("STI") award received in the preceding three years; (ii) a lump-sum cash payment of any accrued but unpaid base salary, earned but unpaid STI award, a pro rata portion of his STI target for the year of termination, and any accrued vacation pay; (iii) a lump-sum cash payment equal to the incremental value of 2.5 years of additional age and service credit under all non-qualified retirement plans in which he is eligible to participate; (iv) continued participation in medical, dental, vision and life insurance plans for 2.5 years following termination; and (v) outplacement services for up to one year following termination. The cash severance payment multiple is subject to a provision whereby the multiple is reduced in monthly increments over the two-year period following Mr. Nord’s 63rd birthday, until it reaches one times his base salary and average STI award. Payments under the CIC Agreement are offset by severance or similar payments and/or benefits he may receive under any other Company plan, program, agreement, policy, practice or arrangement.

Pursuant to the terms of the amended CIC Agreement, the severance multiple described in (i) above increased from 2.5 times to 2.75, and the years of age and service credit and benefit continuation described in (iii) and (iv) above increased from 2.5 to 2.75 years, to mirror the terms of the CIC Agreement entered into between the Company and Mr. Nord’s predecessor. All other terms of the CIC Agreement, including the reduction in the severance multiple in monthly installments following Mr. Nord’s 63rd birthday until it reaches one times his base salary and average STI award, remain in effect following this amendment.

The foregoing description is qualified in its entirety by reference to the Amendment to the ClC Agreement, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2012, the Company’s Board approved certain amendments to the Amended and Restated By-Laws of the Company (the "By-Laws"), effective as of such date.

The amendments to the By-Laws:

• amend Section 2 to Article I to remove the default presumption that the Company’s annual meeting of shareholders would be held on the first Monday in May at 10:00 a.m., and instead provide that the annual meeting may be held on such date and at such time and place as the Board may designate;
• amend Section 3 to Article II to provide that regular meetings of the Board may be held without notice as determined from time to time by the Chairman of the Board or by the Board, rather than the previous provision that specified the days of regular meetings of the Board;
• amend Section 1 to Article II to increase the maximum number of directors on the Board from twelve to thirteen; and
• make certain other technical and administrative amendments.

The foregoing description of the changes made in the By-Laws set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the By-Laws, a copy of which was filed with the Securities and Exchange Commission as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 4, 2008, and is incorporated herein by reference, and the By-Laws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 4, 2012, the Company issued a press release to announce the appointment of Mr. Nord as the Company’s President and Chief Executive Officer, and as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
3.1 Amended and Restated By-Laws of Hubbell Incorporated, as amended on December 4, 2012
10.1 Amendment, dated as of January 1, 2013, to Change in Control Severance Agreement between Hubbell Incorporated and David G. Nord
99.1 Press Release, dated as of December 4, 2012, announcing the appointment of David G. Nord to the position of President and Chief Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

December 6, 2012	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Hubbell Incorporated, as amended on December 4, 2012
10.1	Amendment, dated as of January 1, 2013, to Change in Control Severance Agreement between Hubbell Incorporated and David G. Nord
99.1	Press Release, dated as of December 4, 2012, announcing the appointment of David G. Nord to the position of President and Chief Executive Officer